Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and “Selected Consolidated Financial Information” and to the use of our report dated March 4, 2004, except for Note 3, as to which the date is June 8, 2004, in the Registration Statement (Form F-1) and related Prospectus of GPC Biotech AG for the registration of its ordinary bearer shares.

Munich, June 8, 2004

Ernst & Young AG

Wirtschaftsprtifungsgesellschaft

/s/ E. NAPOLITANO	/s/ D. GALLOWSKY
Dr. E. Napolitano German Public Auditor	D. Gallowsky German Public Auditor